UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): April 3, 2006


                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                           1-11406                            52-1762325
(State or Other            (Commission File Number)                (IRS Employer
Jurisdiction                                                 Identification No.)
of Incorporation)


One Acton Place
Acton, Massachusetts                                                       01720
(Address of Principal Executive Offices)                              (Zip Code)


                                 (978) 776-2000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
         Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                   KADANT INC.


Item 1.01     Entry into a Material Definitive Agreement.

        On April 3, 2006, Kadant Inc., a Delaware corporation ("Kadant" and the "Borrower"), entered into a Third Amendment (the "Amendment") to the Credit Agreement dated as of May 9, 2005 (as amended to date, the "Credit Agreement"), among Kadant, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. This Amendment increases the total borrowing capacity under the revolving line of credit from $25 to $35 million, increases the letter of credit and multi-currency borrowing sublimit to the full amount of the facility ($35 million), and adds an additional lending participant to the Credit Agreement, Bank of China, New York branch. The amount we are able to borrow under the revolving line of credit is the total borrowing capacity less any outstanding letters of credit and multi-currency borrowings issued under the Credit Agreement.

        This Amendment was entered into in anticipation of our proposed acquisition of Jining Huayi Light Industry Machinery Co., Ltd. for a purchase price of approximately $20 million, subject to adjustment. This acquisition is expected to close in the second quarter of 2006 and we plan to finance the acquisition through a combination of cash and borrowings. The completion of the acquisition is subject to a number of conditions and there is no assurance that the acquisition will be completed.

        The forgoing description of the Amendment does not purport to be a complete statement of the terms and conditions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment filed with this report as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

              (c)    Exhibits

              No.    Description
              ------------------------------------------------------------------


              99.1 Third Amendment to the Credit Agreement dated April 3, 2006, among Kadant, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.


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                                  KADANT INC.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   KADANT INC.


Date:  April 7, 2006               By:    /s/ Thomas M. O'Brien
                                          --------------------------------------
                                          Thomas M. O'Brien
                                          Executive Vice President and
                                          Chief Financial Officer



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